EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Variable Insurance Trust of our reports dated February 23, 2022, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended December 31, 2021. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 29, 2022

Appendix A

Fund
Goldman Sachs Equity Index Fund
Goldman Sachs Mid Cap Growth Fund (formerly, Goldman Sachs Growth Opportunities Fund)
Goldman Sachs International Equity Insights Fund
Goldman Sachs Large Cap Value Fund
Goldman Sachs Mid Cap Value Fund
Goldman Sachs Small Cap Equity Insights Fund
Goldman Sachs Strategic Growth Fund
Goldman Sachs U.S. Equity Insights Fund
Goldman Sachs Core Fixed Income Fund
Goldman Sachs Government Money Market Fund
Goldman Sachs Trend Driven Allocation Fund
Goldman Sachs Multi-Strategy Alternatives Portfolio